Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1. Registration Statement (Form S-8 No. 333-148355),
2. Registration Statement (Form S-8 No. 333-211927), and
3. Registration Statement (Form S-8 No. 333-211928),

of our reports dated January 11, 2017, with respect to the consolidated financial statements of Volt Information Sciences, Inc. and the effectiveness of internal control over financial reporting of Volt Information Sciences, Inc. included in this Annual Report (Form 10-K) for the year ended October 30, 2016.

/s/ Ernst & Young LLP

New York, New York
January 11, 2017